August 8, 2000

Board of Directors
Relm Wireless Corporation
7505 Technology Drive
West Melbourne FL  32904

Attention:  Mr. Donald F. U. Goebert
            Chairman of the Board

Gentlemen:

This letter will confirm our understanding concerning the financial advisory services Janney Montgomery Scott LLC ("JMS") will render to Relm Wireless Corporation. ("Relm" or the "Company") in connection with an enhancement program for shareholder value which may include the sale of any or all of the Company's stock or assets, or its merger, consolidation or other type of combination ("Transaction").

JMS' understanding with respect to its engagement by Relm to provide financial advisory services is as follows:

     1. JMS shall have the exclusive opportunity to represent Relm for six months commencing at the date of this letter. JMS will expeditiously move discussions forward with certain identified qualified acquirer/merger candidates for Relm as approved by the Company in writing, a list of which will be updated from time to time during the term of this agreement and constitute the Buyer(s) to be covered under item 3. below.

     2. Relm management will assist JMS in the preparation of any memorandum utilized in this effort, and will cooperate with JMS and potential acquirer/merger candidates in analyzing data presented, management interviews, and facility visits.

     3. Within an 18-month period from the date hereof, should any company, individual or other entity introduced by JMS or otherwise, or involved in negotiation during the term of this agreement ("Buyer(s)") acquire, or enter into a letter of intent or other contractual relationship to acquire and subsequently acquires within 24 months from the date hereof, any or all of the stock or assets of Relm, or any subsidiary of affiliate thereof, as part of a corporate acquisition transaction, or likewise merge, consolidate or

                                                       Relm Wireless Corporation
                                                                          Page 2

otherwise combine with Relm during the same time frames, or should Relm or any of its subsidiaries of affiliates likewise purchase any or all of the stock or assets of, or merge, consolidate or otherwise combine with any Buyer(s) as part of a corporate acquisition transaction during the same time frames, JMS shall be paid a cash fee ("Fee") by Relm at the closing equal to:

       2% of the first $16 million of Transaction Value or portion thereof;
       2.5% of the next $14 million of Transaction Value or portion thereof; and 4% of the Transaction Value thereafter.

     4. As used herein the term Transaction Value, unless otherwise mutually agreed upon by Relm and JMS, is defined as follows:

          a. In the case of a cash transaction, the total cash consideration paid plus the principal amount of debt assumed by the Buyer on the day of the transaction.

          b. In the case of publicly traded common stock, the total public market value of such common stock based on the closing price on the day of the transaction plus the principal amount of debt assumed by the Buyer on the day of the transaction.

          c. In the case of debt securities, the total public market value of such debt securities based on the closing price on the day of the transaction (if not publicly traded, then at face value) plus the principal amount of debt assumed by the Buyer on the date of the transaction.

          d. In the case of preferred stock, the total liquidation value or public market value of such preferred stock based on the closing price on the day of the transaction, whichever is higher, plus the principal amount of debt assumed by the Buyer on the date of the transaction.

          e. Should the medium of exchange be any other security or any combination of the above, the value will be mutually agreed upon. Any dispute will be settled by an independent investment banker acceptable to Relm and JMS.

          f. If the purchase price is to be paid in one or more installments, or in a contingent pay-out, the said JMS cash fee shall be paid within thirty
     (30) days after each such installment or contingent pay-out in the same proportion which the installment or contingent pay-out bears to the total purchase price.

Relm will reimburse JMS on a monthly basis for its accountable travel and other out-of-pocket expenses, including any pre-approved consulting or legal expenses. The aggregate amount of these expenses will not exceed $15,000.

                                                       Relm Wireless Corporation
                                                                          Page 3

In addition, JMS will receive a non-refundable $25,000 time, due diligence and offering memorandum preparation payment upon the signing hereof, which will be credited against any Fee owed.

The Company recognizes and confirms that, in performing its engagement, JMS will be using and relying on data, material and other information furnished to it by the Company, or its auditing firm, attorneys, or others (collectively "Advisors") as well as information otherwise available, both oral and written (such data, material and other information is hereinafter referred to as the "Information"). The Company recognizes and confirms that JMS does not assume responsibility for the accuracy or completeness of the Information. The Company hereby represents and warrants that any of the Information furnished by it or its advisors to JMS will be complete in all material respects and not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statement therein not false or misleading.

JMS recognizes and confirms that some of the Information is either non-public, confidential or proprietary in nature. JMS hereby agrees that the Information will be kept confidential and will not, without the prior consent of the Company, be disclosed by them, their agents or employees, other than in connection with the services to the Company as described above or as otherwise required by law.

The Company agrees to indemnify and hold harmless JMS, its employees and representatives and each person, if any, who controls JMS within the meaning of the Securities Exchange Act of 1934 (the "Act") from and against any and all losses, claims, damages or liabilities, joint or several, including all reasonable out-of-pocket expenses, fees and disbursements of counsel incurred by JMS, its employees, representatives or such controlling person in defending any claim, action or proceeding whether or not resulting in liability to JMS, its employees, representatives or any such controlling person, to which they may become subject, caused by, arising out of or in connection with our engagement including but not limited to losses, claims, damages or liabilities caused by or arising out of any untrue statement of a material fact contained in information furnished to JMS by the Company or its Advisors in connection with our engagement, or any omission to state therein any material fact required or necessary to make the information not misleading in light of circumstances under which given, or any other violation of the federal securities laws or the securities laws of any state, or otherwise arising out of our engagement hereunder except in respect of any matter as to which JMS shall have been adjudicated to have acted with gross negligence or willful malfeasance. In the event testimony from, or appearance by, any employee or consultant of JMS is required before any tribunal or other body or agency in connection with JMS' engagement hereunder, the Company agrees to promptly reimburse JMS for accountable expenses (including legal expenses of JMS) as well as compensation at the rate of $2,500 per person per day for all time expended in preparing for and appearing and/or testifying, notwithstanding that any such appearance and/or testimony shall be required by court or other process. Upon request of JMS, the Company will pay a reasonable retainer to JMS' counsel required in connection with the preceding sentence.

                                                       Relm Wireless Corporation
                                                                          Page 4

The Company agrees to waive the right to trial by jury in the context of any claim relating to the services provided by JMS pursuant to its engagement hereunder, including any claim concerning JMS' advice.

To the extent of the fees provided for hereunder paid to JMS, JMS will indemnify and hold Relm harmless from claims by corporations, firms or persons claiming by virtue of a relationship with JMS to be entitled to a share of the fees provided hereunder. Each party shall indemnify and hold the other party harmless from and against any claim, liability, loss or damages (including reasonable counsel fees) resulting from the breach by such indemnifying party of any term, condition or provision of this agreement.

If the foregoing correctly states our mutual understanding, please sign the enclosed copy of this letter and return it along with a check in the amount of $25,000 to the undersigned.

Sincerely yours,

JANNEY MONTGOMERY SCOTT LLC



By: /s/ William J. Barrett
    ----------------------
    William J. Barrett
    Senior Vice President

Accepted and Agreed to:

RELM WIRELESS CORPORATION



By: /s/ Donald F. U. Goebert
    ------------------------
    Donald F. U. Goebert
    Chairman of the Board